UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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ANCESTRY.COM INC.

(Name of Registrant as Specified In Its Charter)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report: May 17, 2012

Date of earliest event reported: May 15, 2012

ANCESTRY.COM INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34518	26-1235962
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 West 4800 North, Provo, UT		84604
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (801) 705-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2012, Ancestry.com (the “Company”) increased its number of directors to nine and elected Paul Billings to fill the vacancy the increase created. The class of directors to which Dr. Billings was elected (Class I) serves for a term ending at the Company’s annual meeting in 2013. Mr. Billings was also appointed a member of the Company’s Audit Committee, replacing Thomas Layton who has elected to step down from the Audit Committee.

Dr. Billings is currently the Chief Medical Officer at Life Technologies Corporation. Prior to joining Life Technologies, Dr. Billings was the Chief Executive Officer of CELLective Dx Corporation, prior to which he was Senior Vice President of Laboratory Corporation of America Holdings, Dr. Billings holds a bachelor’s degree from the University of California at San Diego and an M.D. and Ph.D. in Immunology from Harvard University.

Under the Company’s non-employee director compensation program, Dr. Billings will receive an annual fee of $30,000 for his service as a director, plus an annual fee of $10,000 for his service on the Audit Committee. All of the Company’s directors also receive reimbursement of expenses incurred in connection with participation in Board of Directors and committee meetings. As a newly appointed director, Dr. Billings will receive an option to acquire stock valued at $200,000, which option will vest ratably over four years from the date of election and be issued pursuant to the Company’s equity issuance guidelines. In addition, Dr. Billings will receive an annual grant of restricted stock units valued at $95,000 immediately following the Company’s annual meeting of stockholders, which restricted stock units will vest on the earlier of the anniversary of the date of grant or the close of the business day immediately preceding the next annual meeting of stockholders.

On May 16, 2012, the Company issued a press release related to the election of Dr. Billings. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit	Description
	99.1	Ancestry.com Inc. Press Release dated May 16, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANCESTRY.COM INC. (Registrant)

Date: May 17, 2012	By:	/s/ William C. Stern
William C. Stern
General Counsel

EXHIBIT INDEX

Exhibit	Description

99.1	Ancestry.com Inc. Press Release dated May 16, 2012

Exhibit 99.1

FOR IMMEDIATE RELEASE

Ancestry.com Adds New Board Member

Dr. Paul R. Billings, Chief Medical Officer at Life Technologies Joins Board

PROVO, Utah, May 16, 2012 – Ancestry.com Inc. (Nasdaq: ACOM), the world’s largest online family history resource, today announced that renowned genomics expert Dr. Paul R. Billings has been appointed to the Company’s Board of Directors, increasing the Board’s size to nine members. Billings was also appointed a member of the Company’s Audit Committee.

“Dr. Billings makes a great addition to our Board at a time when our focus on genetic genealogy is just at its beginning stages,” said Tim Sullivan, President and CEO of Ancestry.com. “Paul’s addition shows our company’s reinforced commitment to the science of DNA that we are convinced will provide a new way for customers to make amazing discoveries that they can share with family and friends.”

A board certified internist and clinical geneticist, Billings serves as Chief Medical Officer at Life Technologies Corporation and has extensive expertise and clinical experience in the areas of genomics and molecular medicine. Prior to joining Life Technologies, Billings was the Chief Executive Officer of CELLective Dx Corporation, prior to which he was Senior Vice President of Laboratory Corporation of America Holdings. He is the author of nearly 200 publications and books on genomic medicine and holds a bachelor’s degree from the University of California at San Diego and an M.D. and Ph.D. in Immunology from Harvard University.

About Ancestry.com

Ancestry.com Inc. (Nasdaq: ACOM) is the world’s largest online family history resource, with 1.9 million paying subscribers. More than 10 billion records have been added to the site in the past 15 years. Ancestry users have created more than 34 million family trees containing approximately 4 billion profiles. In addition to its flagship site, Ancestry.com offers several localized Web sites designed to empower people to discover, preserve and share their family history.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such statements include the benefits we expect customers to gain from access to AncestryDNA’s service. Risks and uncertainties include our ability to make our products and services easy to use, the success of the DNA service in attracting customers and its ability to satisfy customer expectations. Information concerning additional factors that could cause events or results to differ materially from those projected in the forward-looking statements is contained under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, and in discussions in other of our Securities and Exchange Commission filings. These forward-looking statements should not be relied upon as representing our views as of any subsequent date and we assume no obligation to publicly update or revise these forward-looking statements.

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For more information:

Investors:	Media:
Ancestry.com Inc.	Ancestry.com Inc.
Deborah Crawford	Heather Erickson
(801) 705-7942	(801) 705-7104
dcrawford@ancestry.com	herickson@ancestry.com